CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Infinex Ventures, Inc. (the "Company") on Form 10

QSB for the quarter ended January 31, 2005 as filed with the Securities and Exchange

Commission on the date hereof (the "Report"), I, Michael DeRosa, Chief Executive Officer and

Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respect, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the

Company and will be retained by the Company and furnished to the Securities and Exchange

Commission or its staff upon request.

/s/	Michael DeRosa
Name:	Michael DeRosa
Title:	Chief Executive Officer and
Chief Financial Officer

Date:	March 15, 2005